UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 17, 2008

____________________

HYDROGEN CORPORATION
(Name of Small Business Issuer in Its Charter)

____________________

Nevada (State or other jurisdiction of incorporation or organization)	0-32065 Commission file number	86-0965692 (IRS Employer Identification No.)

10 East 40th Street, Suite 3405
New York, New York 10016

(Address of principal executive offices)

(212) 672-0380
(Registrant’s telephone number)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

€ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

€ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

€ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

€ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on August 22, 2008 (the “Closing Date”), HydroGen Corporation (the “Company”), HydroGen, L.L.C., the Company’s wholly-owned subsidiary (“HydroGen, L.L.C.”), Samsung C&T Corporation (“Samsung”) and Federated Kaufmann Fund, a portfolio of Federated Equity Funds (“Federated Kaufmann” and, together with Samsung, the “Lenders”), and Federated Kaufmann, as Agent for the Lenders, entered into a Loan and Security Agreement (as amended, the “Loan and Security Agreement”). Pursuant to the Loan and Security Agreement, each Lender agreed to loan to HydroGen, L.L.C. $1 million in two equal installments for a total of $2 million (the “Loan”). On the Closing Date, each Lender provided $500,000, for an aggregate amount of $1 million, to HydroGen, L.L.C. Also, on the Closing Date, each Lender deposited $500,000, for an aggregate amount of $1 million (the “Segregated Funds”), in a segregated account to be released to HydroGen, L.L.C. upon the satisfaction of certain conditions. Also as previously reported, on September 22, 2008, the Company, Hydrogen, L.L.C., Samsung and Federated Kaufmann entered into a First Amendment to Loan and Security Agreement.

On October 17, 2008, the Company, HydroGen, L.L.C., Samsung and Federated Kaufmann entered into a Second Amendment to Loan and Security Agreement (the “Second Amendment”) pursuant to which the Lenders agreed to release $450,000 of the Segregated Funds to HydroGen, LLC. In the event of a bankruptcy filing, the Agent and Lenders consent to the use of the $450,000 to be used solely for general business and operating purposes related to the reorganization of HydroGen, L.L.C. or the Company, sale of HydroGen, L.L.C. or the Company as a going concern, or orderly liquidation of the assets of HydroGen, L.L.C. or the Company through bankruptcy or otherwise.

The Second Amendment further provides that, if by October 20, 2008, HydroGen, L.L.C. presents to the Lenders a written offer from one or more persons to consummate a transaction pursuant to which the Loan would be repaid in full on or prior to the Maturity Date (as defined in the Loan and Security Agreement) (a “Viable Offer”), the remaining amount of $550,000 of the Segregated Funds shall be released to HydroGen, L.L.C. If HydroGen, L.L.C. fails to present a Viable Offer to the Lenders by October 20, 2008, the remaining amount of $550,000 of the Segregated Funds shall be returned to the Lenders.

Please See Item 8.01 of this Current Report for a description of subsequent events.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

On October 22, 2008, HydroGen, L.L.C., the Company’s wholly-owned subsidiary, filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (In re HydroGen, L.L.C., Case No. 08-14139) (the “Bankruptcy Case”). HydroGen, L.L.C. will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the provisions of the Bankruptcy Code. HydroGen, L.L.C. intends to pursue a “going concern” sale or other transaction in bankruptcy.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Case described in Item 1.03 above constituted an event of default under the Loan and Security Agreement and, as a result, repayment of the $1,450,000 loan, together with any accrued and unpaid interest thereon, and any other obligations under the Loan and Security Agreement may be accelerated and become immediately due and payable. HydroGen, L.L.C. believes that any efforts to enforce the payment obligations under the Loan and Security Agreement are stayed as a result of the filing of the Bankruptcy Case in the Bankruptcy Court.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2008, by resolution of the Board of Directors of the Company and for the purpose of preserving cash resources to be used in the bankruptcy process, the Company terminated the employment of the following named executive officers: John J. Freeh, Chief Executive Officer; Joshua Tosteson, President; and Gregory Morris, Senior Vice President - Sales and Projects.

On October 17, 2008, the Board of Directors of the Company appointed Scott M. Schecter as Chief Executive Officer. Mr. Schecter, age 52, served as interim Chief Financial Officer of the Company from June 2004 until April 2005 and has served as Chief Financial Officer since April 2005. Mr. Schecter will continue to serve in such capacity with the Company. Mr. Schecter shall serve as Chief Executive Officer until his successor shall have been duly elected and qualified or until his death, resignation or removal by the Board of Directors.

On October 23, 2008, Brian T. McGee, a Director of the Company, resigned from the Board of Directors of the Company. Mr. McGee was a member of the Audit Committee, Nominating Committee and Compensation Committee of the Board of Directors of the Company.

Item 7.01.	Regulation FD Disclosure.

On or before October 30, 2008, HydroGen, L.L.C.'s Schedules of Assets and Liabilities and Statement of Financial Affairs will be available for inspection, free of charge, at http://www.triaxcapitaladvisors.com/HGenBK/HydroGen_BK_Schedules_and_SOFA.pdf. These schedules and statements and other Bankruptcy Case filings will be available on the Bankruptcy Court's Internet Website at http://www.nysb.uscourts.gov -- a login and password to the Bankruptcy Court's Public Access to Electronic Court Records ("PACER") are required to access this information and can be obtained through the PACER Service Center at http://www.pacer.psc.uscourts.gov.

Item 8.01	Other Events.

Pursuant to the Second Amendment (as described in Item 1.01 above), $450,000 of the Segregated Funds was released to HydroGen, L.L.C. on October 17, 2008 and, on October 21, 2008, the balance of the Segregated Funds in the amount of $550,000 was returned to the Lenders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Second Amendment to Loan and Security Agreement dated as of October 17, 2008, by and among HydroGen, L.L.C., HydroGen Corporation, Federated Kaufmann Fund, a portfolio of Federated Equity Funds, as Agent, Samsung C&T Corporation and Federated Kaufmann Fund.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 23, 2008	HYDROGEN CORPORATION By: /s/ Scott M. Schecter _____________________________ Scott M. Schecter Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amendment to Loan and Security Agreement dated as of October 17, 2008, by and among HydroGen, L.L.C., HydroGen Corporation, Federated Kaufmann Fund, a portfolio of Federated Equity Funds, as Agent, Samsung C&T Corporation and Federated Kaufmann Fund.